August 25, 2006



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Variable Contract Account -11
		(File No. 811-03422)




Ladies and Gentlemen:


Enclosed please find the Semi-Annual Report on Form
N-SAR for the above referenced Fund, for the six months ended June 30, 2006. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of August 2006.


The Prudential Variable Contract Account - 11
File No. 811-03422


By:/s/ Jeanne M. Mauritzen  	By:/s/ Jonathan D. Shain
Jeanne M. Mauritzen		Jonathan D. Shain
Paralegal			Assistant Secretary